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PORTIONS OF THIS DOCUMENT INDICATED BY AN [***] HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

                                                                    EXHIBIT 10.6


                                 UNITED STATES
                             DISTRIBUTION AGREEMENT
                      FOR CELLULAR PHONES AND ACCESSORIES

                          ENTERED INTO BY AND BETWEEN

                                 MOTOROLA, INC.

                                      AND

                              BRIGHTSTAR US, INC.

                        Effective Date: October 1, 2003

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                           U.S. DISTRIBUTION AGREEMENT

      THIS DISTRIBUTION AGREEMENT (THIS "AGREEMENT") IS ENTERED INTO BETWEEN MOTOROLA, INC., A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, HAVING A PLACE OF BUSINESS AT 600 NORTH U.S. HIGHWAY 45, LIBERTYVILLE, ILLINOIS 60048-1286 (HEREINAFTER "MOTOROLA"), AND BRIGHTSTAR US. INC., A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF FLORIDA, HAVING ITS PRINCIPAL PLACE OF BUSINESS AT 625 FOREST EDGE DR. VERNON HILLS, IL 60061 (HEREINAFTER "DISTRIBUTOR"), EFFECTIVE AS OF OCTOBER 1, 2003("EFFECTIVE DATE").

      WHEREAS, Motorola manufactures cellular telephones and accessories (hereinafter the "Products") and distributes them directly to its customers and also through independent distributors;

      WHEREAS, Motorola wishes to continue selling its Products directly, and also through independent distributors to customers in the Untied States; and

      WHEREAS, Distributor wishes to be a distributor of the Motorola Products in the United States.

      NOW THEREFORE, the parties agree as follows:

1.    APPOINTMENT AS DISTRIBUTOR

a. Subject to the terms of this Agreement, Motorola hereby appoints Distributor, and Distributor hereby accepts the appointment, as an authorized distributor of Motorola Products listed in Attachment I (the Products"). FOR THE PURPOSES OF SECTION 1 ONLY, "PRODUCTS" MEANS ONLY HANDSETS AND NOT ACCESSORIES. Distributor's right to sell and distribute Motorola Products shall be non-exclusive, except as provided in section le. Distributor is authorized to purchase Products directly from Motorola pursuant to purchase orders entered into in connection with this Agreement and resell such Products solely within the United States (hereinafter the "Territory"). Distributor acknowledges and agrees that Motorola reserves the right to appoint other distributors within the Territory and that Motorola may, at its sole and unrestricted discretion, chose to use other agents, dealers, distributors, representatives and independent contractors, as well as its regularly employed sales force and that of its subsidiaries or affiliated companies, to promote the sale of Products within the Territory. Distributor acknowledges and agrees that Motorola reserves the right to restrict the distribution of specific models of Products to specific areas and/or customers within the Territory and Distributor agrees to limit its distribution of such models accordingly. Upon ninety (90) days notice, Motorola will provide updated and revised price lists to Distributor for the Products that Distributor is authorized to sell.

b. For any End of Life Products ("EOL Products") that Motorola, in its sole discretion, chooses not to sell via its online channels, Motorola will offer Distributor the first right of refusal to purchase such EOL Products. EOL Products are defined as products that have been announced as discontinued to all channels and which a replacement product has launched and is available for Distributor to purchase. If Motorola makes such an offer to Distributor, Distributor Shall have [***] to bid upon such EOL Products. If Distributor does not exercise its right to purchase the EOL Products within [***] of Motorola making the offer, by offering at least as much as [***] for the Products, Motorola may offer the EOL Products to any other customer(s) or channel(s) of Motorola's sole choosing.

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c.    Distributor may not purchase Motorola Products from any company, person, or entity other than Motorola for Products that are currently shipping from Motorola's inventory. An exception may exist, at Motorola's sole discretion, for this provision if Distributor is able to provide documentation to Motorola that the current price being charged by Motorola to Distributor for any particular product is higher than is being offered elsewhere in the marketplace. If Distributor is able to provide, such documentation to Motorola's satisfaction, Motorola may either choose to make an offer to Distributor ("Offer") to match the market price within [***] or not. Such [***] premium will fund MDF programs for the particular products. If Motorola makes a offer that is within [***] of the market price, Distributor must purchase the relevant products from Motorola. If Motorola chooses not to make an Offer that matches the market price within [***], Distributor will be released from the requirement to purchase the relevant product from Motorola for that particular purchase only. In the course of making such Offer, Motorola may insist on any terms and conditions necessary, including, but not limited to, specifically excluding items such as price protection from the Offer.

d. Distributor acknowledges and agrees that Motorola reserves the right to limit distribution of Motorola Products to distributors who satisfy Motorola's requirements for distribution of Motorola Products. Distributor hereby consents to the application of such criteria to its distribution of Products purchased in connection with this Agreement.

e. Distributor shall have the right to sell Motorola Products to two classes of accounts. Distributor shall be able to sell Motorola Products to Assigned Accounts, a list of which are set out on Attachment 2 of this Agreement, and may be modified from time to time. Assigned Accounts are defined as accounts to which only Distributor is the exclusive provider of Motorola Products under this Agreement. No other distributor shall have the right to sell Motorola Products to the Assigned Accounts unless, as set out below, any Assigned Account becomes a Pool Account. Pool Accounts are defined as accounts to which Motorola Products may be sold by Distributor, as well as other distributors. Pool Accounts shall include, but are not limited to, [***], and are set out upon Attachment 3 to this Agreement.

            1. Distributor is required to maintain at least a [***] percent ([***]%) market share of Motorola Products in each of its Assigned Accounts. Motorola and Distributor will meet at least quarterly to review Distributor's performance in serving both Assigned Accounts and Pool Accounts with Motorola Products purchased from Motorola under this Agreement. These reviews will include an analysis and discussion of, among other items, TAM Projections, competitive activity, Motorola sales activity, current promotions, and other pertinent issues. During these reviews, Motorola and Distributor will determine whether Distributor has met the [***] percent market share requirements as set out above. If Distributor has not met the [***] percent requirement in any of its Assigned Accounts, the procedures set out below will take place at Motorola's sole discretion.

            2a.   If, during the ninety (90) day period preceding the quarterly meeting between Motorola and Distributor, Distributor has not met the [***] percent requirement for a particular Assigned Account, or if Motorola is notified by any Assigned Account that Distributor is not providing adequate and appropriate service and the Assigned Account wishes Distributor be removed as its only provider of Motorola Products, Distributor shall have ten (10) business days from the date of the quarterly meeting or notification to Motorola by an Assigned Account, to provide Motorola with a remedial plan ("Remedial Plan") for increasing the market share of the Assigned Account up to at least the [***] percent threshold, or for providing the appropriate service level to the Assigned Account. Once Distributor provides the Remedial Plan, Motorola shall have five business days to approve or disapprove, in its sole discretion, the Remedial Plan. If Motorola approves the Remedial Plan, Distributor shall have ninety (90) days to increase the market share of the Assigned Account(s) to at least the [***] percent market share threshold, or gain approval from the Assigned Account regarding the service level provided by Distributor. If at the end of the ninety (90) period Distributor is unable to increase the market share of Motorola Products to at least the [***] percent threshold, or satisfy the Assigned Account, Motorola may, at any time, in its sole discretion, undertake the option(s) set out below in section 1(e) (3).

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            b.    If Motorola does not approve the Distributor's Remedial Plan,
      Distributor shall have five business days to revise the Remedial Plan and resubmit the Remedial Plan to Motorola. After resubmission, Motorola shall have five (5) business days to approve or disapprove the Remedial Plan. After resubmission, the process set out above shall occur again. Distributor understands and agrees that, at any time after the first resubmission, Motorola may, at any time, in its sole discretion, undertake the option(s) set out below in section 1(e)(3).

            3.    Upon the occurrence of either of the following events:

                  a. Distributor is unable to raise the market share of a particular Assigned Account within the ninety (90) day time period referenced above in section 1 (e) (2), or is unable to provide a higher level of service to the Assigned Account, such that the Assigned Account is satisfied with the service level; or,

                  b. Distributor is required to make more than one submission of its Remedial Plan to Motorola in order to provide appropriate documentation of Distributor's plan to raise the market share of Motorola Products within a particular Assigned Account;

                  Motorola may, in its sole discretion, and upon not less than five (5) business days notice to Distributor, notify Distributor that that particular Assigned Account will become a Pool Account, as defined above in section 1 (e). Upon such notice by Motorola, and the passage of the notification period, Assigned Account shall become a Pool Account and such account shall be serviced by other distributors, as well as Distributor.

f. In addition to the rights granted in this Section, Distributor shall also have the non-exclusive right to sell Motorola Products to any Master Agent, Sub-Agent or Independent Agent of any carrier customer of Motorola, (hereinafter collectively referred to as "Agents") so long as the Agent directly activates Motorola's Products on networks owned and operated by any wireless carrier that allows Distributor to sell to its Agents. Distributor is not permitted to sell Motorola Products to any other distributor or other entity which does not directly activate Motorola Products on a wireless network except for those entities that distribute to mutually agreed upon special markets. In the event that any wireless carrier specifies to Motorola that Distributor is not permitted to sell to its Agents, Motorola shall promptly notify Distributor and Distributor shall immediately cease and desist selling any Motorola Products to that particular wireless carrier's Agents. In the event that Distributor violates the terms of this provision by selling to any company or entity that does not directly activate Motorola Products on a wireless carrier's network, or by selling Motorola Products to an Agent after notice by Motorola that Distributor is not authorized to sell to its Agents, then Motorola may, in addition to any other remedy or recourse it may possess at law or equity, suspend or cancel, any Market Development Funds previously accrued, or which may accrue in the future, with no further obligation or liability to Distributor.

2.    TERM OF THIS AGREEMENT

      The term of this Agreement shall commence on the Effective Date and shall continue for [***], unless terminated as permitted herein. [***] The number of renewals notwithstanding, this Agreement shall always be interpreted as a fixed term agreement and not as an indefinite term agreement.

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3.    PARTY RELATIONSHIP

      It is agreed that Distributor's relationship to Motorola is that of an independent contractor and no other relationship is intended to be created between the parties hereto. Nothing in this Agreement shall be construed so as to make Distributor (or its employees or agents) an employee of Motorola, or an agent with the power to bind Motorola contractually. Distributor shall have no authority to bind, obligate or incur any liability on behalf of Motorola. This Agreement does not create any agency, joint venture or partnership between Distributor and Motorola.

4.    DISTRIBUTOR RESPONSIBILITIES

      In distributing Products Distributor shall perform the following services:

      a. Sell, advertise, and promote the sale and use of Products throughout the Territory.

      b. Maintain a sales organization, to effectively promote and market the Products.

      c. Maintain a technical support organization, which in Motorola's sole determination, is sufficient to effectively support provide first tier support of Distributor's customers.

      d. Furnish to Motorola information relating to orders, sales, service, inventory levels, and Product sales forecasts upon request.

      e. Purchase the Products from Motorola in the manner described in the Section referred to as "Purchase of Products."

5.    MOTOROLA RESPONSBILITIES

      Motorola, agrees that it will use reasonable efforts during the term of this Agreement to supply the Distributor with the Products pursuant to the terms of the relevant Purchase Orders and provide to the Distributor any information and technical support reasonably requested by the Distributor in connection with the marketing, advertising, packing and product content of the Products.

6.    PURCHASE OF PRODUCTS.

a. Under the terms and conditions of this Agreement, Distributor agrees to purchase Products to be resold in the Territory. Distributor shall submit to Motorola for its acceptance purchase orders listing the model, quantity, and requested shipment date of the Products requested. All other terms and conditions on Distributor's purchase order form are hereby rendered null, void, and of no effect, by the terms and conditions of this Agreement.

b. Prices stated on Distributor's purchase orders shall conform to Motorola's then current price list, copies of which will be made available to Distributor.

c.    Distributor shall provide Motorola on a monthly basis, no less than thirty
      (30) days prior to the start of the following month, a continuous usage forecast for the following six (6) calendar months (the "Forecast") to assist Motorola in maintaining an orderly production flow for the purpose of Distributor's delivery requirements. Distributor shall indicate the Product model number and projected volume by units for each month of the Forecast. Distributor's failure to provide such information may be considered cause for Motorola's excusable delivery delay. In addition to the Forecasts mentioned herein, the Parties also agree to participate in the Collaborative Planning Forecasting and Replenishment process

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      ("CPFR") as defined by the Voluntary Inter-Industry Commerce Standards
      Committee. The parties shall jointly develop CPFR standards and guidelines to increase efficiencies in supply chain management, inventory management, manufacturing capacity, materials reservation, replemishment and sales forecasting.


d. Motorola reserves the right in its sole discretion to accept or reject any order for Products received from Distributor without any futher liability including without limitation for the failure of Distributor to satisfy Motorola's distribution qualification requirements for distribution of the requested Product. No purchase order is binding on Motorola until accepted. A purchase order is accepted by Motorola when Product is shipped or when acceptance is acknowledged in writing by a duly authorized officer or employee of Motorola, or as it is normally accomplished through the CPFR process that the parties utilize to manage purchase orders and shipments, whichever occurs first.

e. Distributor shall submit firm processable purchase orders for Products no less than forty-five (45) days prior to the requested shipment date, unless otherwise agreed to by Motorola. Motorola agrees that Distributor may adjust model quantities on any purchase order no less than days prior to shipment, so long as the total dollar amount of the corresponding purchase order is not lower than the original purchase order submitted. Cancellation of product is allowed no less than thirty (30) days prior to the requested ship date. If Motorola is delinquent by on any delivery By more than 7 days, Distributor may also cancel the outstanding purchase order.

7.    PAYMENT AND DELIVERY

a. Unless otherwise approved in writing by Motorola. Distributor must pay for Products within [***] of the date of the invoice. [***]

b. All deliveries are FOB the designated Motorola manufacturing or distribution facility from which Products are shipped. Title to the Products and risk of loss shall pass to Distributor at the FOB point. All costs associated with shipment, freight, and insurance of the products while in transit, shall be the sole responsibility of Distributor.

c.    If Distributor should fail to pay any invoice for Products within three
      (3) days of notice of non-payment by Motorola,, or in the event that Motorola, in its sole reasonable discretion deems Distributor's financial condition inadequate or unsatisfactory, then in addition to its other rights herein, Motorola may repossess the unpaid Products, cancel any previously accepted purchase order for Products, or delay any further shipment of Products to Distributor, without incurring any liability for loss or damage of any kind occasioned by reason of any such cancellation or delay. Furthermore, such failure to pay may be deemed, at Motorola's option, a justified cause for termination of this Agreement.

d. Subject to any agreements that exist between, Motorola and Distributor, including, without limitation, that certain Intercreditor Agreement by and among General Electric Capital Corporation, Motorola, Distributor and Brightstar Corp. dated June 12, 2002, Distributor grants to Motorola a security interest and lien upon all of Distributor's now existing or hereafter acquired inventory of the products, and all of Distributor's accounts, chattel paper, instruments, contract rights, general intangibles, accounts receivable, and the proceeds thereof now existing or arising out of Distributor's sale or other disposition of the products. Distributor agrees to cooperate in whatever manner requested by Motorola that is reasonably necessary to assist in perfecting and recording such security interest and lien.

      Motorola's invoicing and shipment of Distributor's purchase orders will be subject to Motorola's approval of Distributor's credit, which credit shall be pursuant to and in accordance with any written agreement entered into between Distributor and Motorola establishing the terms and conditions of any such credit to be extended by Motorola to Distributor.

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8.    INVENTORY REPORTING

      Distributor shall furnish Motorola with accurate monthly reports of Distributor's inventory and sell-through of Products, by model. Motorola and Distributor will meet on a regular basis to review Distributor's Inventory, including Products that are overstocked or slow moving, and Distributor's marketing and sales plans.

9.    PRICE PROTECTION

a. During the term of this Agreement, if Motorola reduces the price of a particular model of Product or Accessory, then Motorola will credit Distributors account an amount equal to [***]

[***]

10.   NO TRANSSHIPMENT

a. Distributor agrees to limit its distribution of the Products purchased hereunder to direct sale by Distributor to customers located in the United States. Distributor may sell Products only from addresses approved by Motorola, which approval shall not be unreasonably withheld.

b. Distributor may not transship, sell or otherwise transfer Products purchased hereunder outside the Territory.

c. In the event of any transshipment Motorola may, in addition to any other remedies that it may possess at law or equity, suspend or cancel, any Market Development Funds previously accrued, or which may accrue in the future, with no further obligation or liability to Distributor, until Distributor can demonstrate that it has instituted policies and procedures to prevent any such occurrences in the future. The foregoing are in addition to, and not in lieu of, the remedies that Motorola has at law or in equity.

11.   WARRANTY

      Motorola warrants each Product in accordance with the Limited Warranty that Motorola ships with such Product. The Limited Warranty is attached hereto as Attachment 4. Motorola in its sole discretion may revise this warranty, and any such revision shall be applicable to units shipped by Motorola on or after the effective date of the revision. MOTOROLA MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY ATTACHED. MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Motorola's warranty will not be enlarged or expanded, and no obligation or liability will arise out of

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      Motorola's rendering of support, technical advice, or other services in connection with Distributor's purchase of Products. In addition to the foregoing, the Parties will work together to formulate within sixty (60) days of execution of this Agreement, written policies and guidelines for managing the warranty, return, service and repair process. Said guidelines will include, but not be limited to, standards for field replacement units, units with no trouble found, and out-of-box failures.

12.   PATENT AND COPYRIGHT INDEMNIFICATION

a. Motorola agrees to defend at its expense, any suits against Distributor based upon a claim that any Product furnished hereunder by Motorola directly infringes a valid U.S. patent or copyright or misappropriates a trade secret and to pay costs and damages finally awarded based upon such claim in any such suit, provided that Motorola is: (i) promptly notified by Distributor in writing as soon as reasonably practicable after Distributor first becomes aware of the claim of infringement or misappropriation, but in no event later than 15 days from the date on which Distributor first received notice of such claim ( provided that Distributor's failure to timely notify Motorola of any such claim shall not excuse Motorola from its obligation to indemnify Distributor hereunder unless such delay has caused Motorola to suffer specific and irreparable prejudice); and (ii) at Motorola's request and expense is given sole control of the suit and all requested assistance for defense of same. Motorola shall not be liable for any settlement made without its written consent. Motorola may settle such suit without the written consent of Distributor if, and only if, such settlement will not result in any cost or expense to Distributor and will not result in judgment of any sort being entered against Distributor. If the use or sale of any Product furnished under this Agreement is enjoined as a result of such suit, Motorola at its option and at no expense to Distributor, will: (i) obtain for Distributor the right to use or sell such Products; (ii) substitute an equivalent product reasonably acceptable to Distributor and extend this indemnity thereto, or: (iii) accept the return of the Products and reimburse Distributor the purchase price therefore, less a reasonable charge for prior use, if any. If the infringement is alleged prior to completion of delivery of the Products, Motorola shall have the right to decline to make further shipments without being in breach of contract.

      This indemnity does not extend to any suit based upon any infringement or alleged infringement arising from Products furnished by Motorola that are:
      (i) altered in any way by Distributor or any third party if the alleged infringement would not have occurred but for such alteration; (ii) combined with any other products or elements not furnished by Motorola if the alleged infringement would not have occurred but for such combination; or (iii) designed and/or manufactured in accordance with Distributor's designs, specifications, or instructions if the alleged infringement would not have occurred but for such designs, specifications, or instructions. In no event shall Motorola's liability resulting from its indemnity obligation to Distributor extend in any way to royalties payable based on a per use basis, or subscriber revenues derived by Distributor therefrom, or any royalty basis other than a reasonable royalty based upon revenue derived by Motorola from Distributor from sales or license of the infringing Product.

      The indemnity provided in this section is the sole, exclusive, and entire liability of Motorola and the remedies provided in this section shall be Distributor's exclusive remedies against Motorola for patent copyright infringement or trade secret misappropriation,, whether direct or contributory and is provided in lieu of all warranties, express, implied or statutory in regard thereto, including, without limitation, the warranty against infringement specified in the Uniform Commercial Code.

b. In no event shall Motorola be liable for incidental or consequential damages arising from infringement or alleged infringement of patents, trademarks or copyrights.

13.   PRODUCT LIABILITY INDEMNIFICATION

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      Motorola agrees to defend at its expense, any claims against Distributor, which are based upon a claim by a third party, that a material defect in any Products furnished hereunder by Motorola caused death or bodily injury to any person and to pay costs and damages finally awarded based upon such claim in any such suit; provided that Motorola is: (i) notified by Distributor in writing within 15 days of the date on which Distributor first received notice of the claim (provided that Distributor's failure to timely notify Motorola of any such claim shall not excuse Motorola from its obligation to indemnify Distributor hereunder unless such delay has caused Motorola to suffer specific and irreparable prejudice); and (ii) at Motorola's request and expense is given sole control of the suit and all requested assistance for defense of same. Motorola shall not be liable for any settlement made without its written consent. Motorola may settle such suit without the written consent of Distributor if, and only if, such settlement will not result in any cost or expense to Distributor and will not result in a judgement of any sort being entered against Distributor.

      This indemnity does not extend to any suits based upon death or bodily injury arising from Products furnished by Motorola that are: (i) altered in any way by Distributor or any third party if the alleged death or bodily injury would not have occurred but for such alteration; (ii) combined with any other products or elements not furnished by Motorola if the alleged death or bodily injury would not have occurred but for such combination: or (iii) designed and/or manufactured in accordance with Distributor's designs, specifications, or instructions if the alleged death or bodily injury to any person or damage to any property would not have occurred but for such designs, specifications or instruction. This indemnity does not extend to any suits or claims based upon death or bodily injury to any person or damage to any property, where the event or exposure which allegedly caused the injury occurred prior to the Effective Date of this Agreement.

      The indemnity provided in this section is the sole, exclusive, and entire liability of Motorola and the remedies provided in this section shall be Customer's exclusive remedies against Motorola for claims by third parties for death or bodily injury and is provided in lieu of all warranties, express, implied or statutory in regard thereto.

14.   TRADEMARK; INTELLECTUAL PROPERTY LICENSE

a. Nothing contained herein shall be deemed to grant either directly or by implication, estoppel, or otherwise, any license under any patents, copyrights, trademarks or trade secrets of Motorola.

b. In order that Motorola may protect its trademarks, trade names, corporate slogans, corporatelogo, goodwill and product designations, Distributor, without the express written consent of Motorola, shall have no right to use any such marks, names, slogans or designations of Motorola in the sales or advertising of any Products or on any product container, component part, business form, sales advertising or promotional materials or other business materials, whether in writing, orally or otherwise.

c. Motorola Grant of Consent to Use Motorola Trademarks in Promotional Materials. Motorola grants to Distributor during the term of this Agreement, in the Territory, its limited consent to use the Motorola Trademarks in the advertising and promotion of its products and services, provided that: (i) Distributor does not create a unitary composite mark involving a Motorola Trademark or any other trademark of Motorola: and
      (ii) all Promotional Materials shall display such symbols and notices provided by Motorola indicating the trademark status and ownership of the Motorola Trademarks. At a minimum all advertising and promotional materials for Distributor's products and services shall state (in writing or verbally as appropriate) "Phones by Motorola" or an equivalent phrase approved by Motorola in its sole discretion. In no event shall Distributor purposely alter, remove, obscure, erase or deface or otherwise hide from view, any Motorola Trademark or proprietary rights notice of Motorola. Distributor agrees and acknowledges that, other than the limited rights to use the Motorola Trademarks granted herein, it shall have no right to use the Motorola Trademarks, unless such right is granted in a separate agreement between the parties.

d. Motorola Usage Guidelines. Distributor agrees to comply with any and all usage guidelines promulgated by Motorola with respect to the Motorola Trademarks, and Motorola reserves

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      the right to modify such guidelines from time to time upon reasonable notice to Distributor. Distributor shall supply, upon Motorola's written request, specimens of all advertising, marketing and/or promotional materials related to the Distributor's products and services for inspection and approval, which approval shall not be unreasonably withheld. If Motorola has not indicated its approval or rejection of such specimens within ten (10) Business Days after receiving such specimens, such specimens shall be deemed disapproved by Motorola.


15.   TAXES AND FEES

      Distributor shall pay all applicable fees, custom duties, assessments or taxes which may be assessed or levied as a result of Distributor's performance under this Agreement or against any of the Products ordered hereunder by Distributor, or on any amount payable or any services furnished under this Agreement, exclusive of personal property taxes assessed on the Software and taxes based on Motorola net income.

16.   LIMITATION OF LIABILITY

a. Motorola's total liability whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, is limited to the price of the particular Products sold hereunder with respect to which losses or damages are claimed. Distributor's sole remedy is to request Motorola at Motorola's option to either refund the purchase price, repair ,or replace Product(s) that are not as warranted. In no event will Motorola be liable for any loss of use, loss of time, inconvenience, commercial loss, lost profits or savings or other incidental, punitive, or consequential damages to the full extent such may be disclaimed by law.

b. Distributor's total liability, whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, is limited to payment of the purchase price for Products purchased from Motorola hereunder. Motorola's sole remedy is to request that Distributor pay such purchase price. In no event will Distributor be liable for any loss of use, loss of time, inconvenience, commercial loss, lost profits or savings by other incidental, punitive, or consequential damages to the full extent such may be disclaimed by law.

17.   FORCE MAJEURE

      Neither party shall be held liable for any delay or failure to perform due to any cause beyond its reasonable control except the obligation to pay money when due. The delivery schedule shall be considered extended by a period of time equal to the time lost because of any excusable delay.

18.   WAIVER

      The failure of either party to insist in any one or more instances, upon the performance of any of the terms or conditions herein or to exercise any right hereunder shall not be construed as a waiver or relinquishment of the future performance of any such terms or conditions or the future exercise of such right but the obligation of the other party with respect to such future performance shall continue in full force and effect

19.   TERMINATION

a. This Agreement may be terminated by either party without cause upon not less than ninety (90) days notice to the other party.

b. Motorola may terminate this Agreement upon the occurrence of any of the following events which are not cured by Distributor within the cure period provided in Section 19c below: (i) a breach of one or more of the following Sections: "Appointment As Distributor", "No Transshipment", "Government Sales", "Compliance With Law", "Ethical Standards", or "Confidentiality"; (ii) a change in the control or management of Distributor which is

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      unacceptable to Motorola; (iii) Distributor ceasing to function as a going concern, declaring bankruptcy, having a receiver appointed, for it, or otherwise taking advantage of any insolvency law; (iv) Distributor's failure to cure a breach of this Agreement, other than a breach of the Sections specified in this Section 19b, within thirty (30) days after Motorola's notification to Distributor of such breach; or (v)
      Distributor's failure to make a payment when due.

c. The notice provision of section 19a, notwithstanding, Motorola may, upon the occurrence of an event of default as set forth in Section 19b above, submit written notice to Distributor specifying such event and require that Distributor develop a plan to cure or correct such default. Any such plan shall provide for not less than thirty (30) days to implement such plan and cure the event of default. At the end of such thirty (30) days cure period. Motorola shall determine if such default has been remedied. If Motorola determines in its reasonable discretion that such default has not been cured within the thirty (30) day cure period, Motorola may, in its sole discretion, terminate this Agreement at the expiration of the thirty (30) day cure period.

c. Neither termination nor expiration of this Agreement shall relieve or release either party from making payment which may be owing to the other party under the terms of this Agreement.

d. Neither Motorola nor Distributor shall be liable by reason of termination, expiration or non-renewal of this Agreement to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business, or good will of Motorola or Distributor or otherwise. Distributor represents to Motorola that, as of the date of this Agreement. Distributor, had on hand a trained staff of personnel, facilities, and equipment necessary to effectively distribute the Products in the Territory and that Distributor has incurred no extra expense in respect of the same upon entering into this Agreement.

e. Upon termination of this Agreement Distributor shall return to Motorola all Product catalogues, sales literature, samples, demonstration equipment or other promotional materials at Motorola's expense, if Motorola terminated for reason other than Distributor's breach. Also, within one
      (1) month after the date of termination of any license granted under this Agreement, Distributor will certify to Motorola that through Distributor's best efforts, and to the best of Distributor's knowledge, the Equipment, Software and Documents received from Motorola have been returned, and that all Software placed in any storage apparatus under Distributor's control has been rendered unusable.

f. Upon termination of this Agreement Motorola shall have the option, but not the obligation, to repurchase all or any part of the remaining inventory of the Products remaining in Distributor's possession at the net price paid to Motorola for such inventory, less Motorola's cost for repairing, renewing or reconditioning such repurchased Products. Said option shall be exercisable upon written notice to Distributor within thirty (30) days following notice of termination of this Agreement. Upon exercise of said option to repurchase, Motorola and Distributor shall at Motorola's option take an inventory of all Products remaining in Distributor's possession. Motorola shall pay Distributor for the inventory of repurchased Products within fifteen (15) days after the date of receipt thereof by Motorola. Either party shall have the right to offset against any money payable hereunder by it, any money that is due and owing in respect of any repurchase of inventory. The parties agree that if Motorola does not exercise its option to repurchase any remaining inventory as set out above, the parties will meet and mutually agree on a reasonable period for Distributor to "sell off" any Motorola Products remaining in its inventory. If this event occurs, then any and all provisions of this Agreement which by their nature are an essential requirement of this Agreement, will continue and remain in force for the time remaining for Distributor to sell off its remaining inventory.

20.   GOVERNMENT SALES

      In the event that Distributor elects to sell Motorola Products or services to the U.S.

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      Government or any state, county, municipal or other governmental entity, or to a prime contractor selling to any such governmental solely and exclusively responsible for compliance with all statutes and regulations governing such sales. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations.

21.   DISPUTE RESOLUTION

      The parties agree that any claims or disputes will be submitted to non-binding mediation prior to initiation of any formal legal process. Costs of mediation will be shared equally. Disputes concerning the relationship between Motorola and Distributor shall be resolved in accordance with the laws of the State of Illinois and any court actions shall be filed in a state or federal court of competent jurisdiction in the State of Illinois. Distributor hereby consents to exclusive jurisdiction by such courts. Distributor waives personal service of any process upon it and consents that all service of process shall be made by registered mail to it at the address set forth in the introductory paragraph of this Agreement.

22.   COMPLIANCE WITH LAW

      Each party shall at all times conduct its efforts hereunder in strict accordance with all applicable laws and regulations and with the highest commercial standards. Each party shall effect or secure and maintain at its own cost all necessary governmental permits, licenses, approvals and registrations required in connection with the execution or performance of this Agreement. Each party shall indemnify ana hold Motorola harmless for any losses, damages or other liabilities resulting from Distributor's failure to comply with the provisions of this Section.

23.   ETHICAL STANDARDS

      Motorola has historically depended on product quality and superiority, combined with outstanding support capability, to sell its Products in all parts of the world. Motorola believes it can continue to grow and to prosper without succumbing to legally questionable or unethical demands. Motorola will not do business with any distributor, agent, customer or any other person where Motorola knows or suspects the existence of questionable practices. Distributor agrees with the Motorola policy stated in this Section and agrees that failure of Distributor or any other person under its responsibility to comply in all respects with said policy shall constitute just cause for immediate termination of this Agreement by Motorola without any liability.

24.   CONFIDENTIALITY

a. All terms of this Agreement including the existence of this Agreement itself, and all Product pricing information delivered hereunder, is confidential.

b. Either part shall treat as confidential all business or technical information of the other party that either party learns in its conversations with the other party or in performance of its responsibilities hereunder. Such information is collectively referred to as "Confidential Proprietary Information". The foregoing obligation of confidentiality shall commence on the first date that either party discloses to the other party Confidential Proprietary Information. Each party shall protect the confidentiality of the other party's Confidential Proprietary Information disclosed to it, using the same degree of care as each party uses to protect its own confidential proprietary information of like kind (but in no event less than reasonable care). Neither party shall not use any Confidential proprietary Information, of the other except as necessary for performance of its responsibilities hereunder.

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c.    Both parties shall limit disclosure of Confidential Proprietary
      Information to only those of its employees with a need to know for the purposes authorized herein, and who have signed written agreements containing provisions of confidentiality similar to those contained in this Section.

d. Neither party shall disclose any Confidential Proprietary Information of the other party to any third party without prior written consent of the party whose information is subject to potential disclosure.

e. Excluded from the obligations of confidentiality in this Section is information known or that becomes known to the general public without breach of this Agreement by either party.

f. Upon termination of this Agreement, both parties shall return to the other all copies of Confidential Proprietary Information in its possession or certify to the other party in writing that all such copies have been destroyed.

25.   NOTICES

      All notices required under this Agreement (other than purchase orders and invoices) will be sent by fax, overnight courier or registered or certified mail to the appropriate party at its address stated on the first page of this Agreement (or to a new address if the other has been properly notified of the change). If to Motorola, the notice should be addressed to John McNulty, Sales Vice President, with a copy to Richard Blackwell, Director, Contracts. If to Distributor, the notice should be addressed to Andrea Bradshaw, Vice President Operations. A notice will not be effective until the addressee actually receives it.

26.   BREW DEVICES

      The Parties agree that the terms and conditions, in Attachment 6 shall apply to the sale and distribution of Brew Devices [***].

27.   [***]

a.    [***]

b.    [***]

                                                                              13

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28.   ACCESSORIES

      The terms and conditions of this Agreement shall apply to the sale and distribution of accessories as well as cellular phones unless otherwise noted. Additional terms that apply only to the sale and distribution of accessories are contained in Attachment 5. To the extent that there is or may arise, any conflict or inconsistency between Attachment 5 and this Agreement, then the terms and conditions of Attachment 5 shall govern for purposes of sale and distribution of accessories only.

29.   JOINT AND SEVERAL LIABILITY

      Distributor and Brightstar Corp., shall be jointly and severally liable for all obligations, (past present, and future), of the Distributor or Brigtstar Corp. to Motorola and its affiliate arising under this Agreement, or any other Agreement which Distributor or Brightstar Corp. may enter into with Motorola or its affiliates.

30.   CREDIT LINE

  a. Motorola agrees to provide Distributor with a credit line that Motorola determines is appropriate based upon standard credit industry criteria that helps determine the credit worthiness of Master Services Distributor. ("Credit Line") The Credit Line represents the total available credit for the Products for all Master Services Distributor's divisions, affiliates, parent companies, and subsidiaries worldwide. The Credit Line will remain available to Master Services Distributor as long as Master Services Distributor's financial status remains acceptable to Motorola. Distributor agrees to comply with all terms of any credit line extended by Motorola.

  b. If Motorola determines that Distributor's orders and/or forecasts indicate that the Credit Line will be exceeded during any given month, Motorola may, at Motorola's sole option, (i) require that Distributor endorse, or cause one or more of Distributor's subsidiaries to endorse, customer receivables for Products to Motorola and/or one or more of its affiliates (subject to Distributor and/or its subsidiaries, as the case may be, obtaining any necessary prior approvals required under its financing agreements), or (ii) pursue a fee for service model for selected accounts and/or Products.

  c. Motorola may, at Motorola's sole discretion, increase Master Services Distributor Credit Line per Motorola credit risk standards, if and when Master Services Distributor financial status changes to qualify for such an increase.

  d. If Motorola deems Distributor's financial condition or credit is inadequate or unsatisfactory under standard credit industry criteria, then in addition to Motorola's other rights, Motorola may take any of the following actions without incurring further liability: (i) Cancel any previously accepted purchase order for Products; (ii) Require Distributor to pay cash with order, and/or (iii) delay any further shipment of Products to Distributor.

31.   GENERAL

a. No alterations or modifications of this Agreement shall be binding upon either Distributor or Motorola unless made in writing and signed by an authorized representative of each party.

b. If any term or condition of this Agreement shall to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition shall be inoperative and void insofar as it is in conflict with law, but the remaining rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular term or condition held to be invalid, void or unenforceable.

c. No assignment of this Agreement or of any right granted herewith shall be made by

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      Distributor without the prior written consent of Motorola.

d. This Agreement and its attachments set forth the entire understanding between the parties hereto and, except as expressly provided otherwise in this Agreement, supersedes all prior agreements, arrangement and communications, whether oral or written, with respect to the subject matter hereof. Specifically, superceded and replaced by this Agreement, solely to the extent they relate to the relationship Between Motorola and Distributor, are the following: a) the Distribution Agreement between Motorola Inc. and Brightstar Corp. deted June 1, 2000; b) The United States Wireless Products Supply Agreement dated may 22, 2001 (subsequently retitled Amendment Number One to the Distribution Agreement); c) The Second Amendment to thee Distribution Agreement dated May 24, 2002; d) the third Amendment between Brightstar US Inc., and Motorola, Inc. concerning distribution of "BREW" devices. Notwithstanding the foregoing, this Agreement does not, and is not intended by the parties hereto, to replace, amend, modify or supercede any Agreement currently in place including, without limitation, the above referenced agreements, to the extent they relate to the relationship between Motorola and Brightstar Corp. and/or its affiliates (other than Distributor), and any such agreements which may be in effect shall continue in full force under its own terms. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Distributor acknowledges that it is entering into this Agreement solely on the basis of the agreements and representations contained herein.

      IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives on the dates under their signatures below.

"MOTOROLA"                                       "DISTRIBUTOR"
 MOTOROLA, INC.,                                 BRIGTSTAR US, INC.

By: /s/ John F. McNulty                        By: /s/ Denise Gibson
    -------------------                            ----------------------
Name: John F. McNulty                              Name: Denise Gibson

Title: VP and GM                                   Title: President & Coo

["OFFICIAL SEAL]

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                             ATTACHMENT 1-PRODUCTS

Subject to the terms and conditions of this Agreement, Distributor is authorized to sell mutually agreed to Products in the Territory, which may change from time to time.

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                                  ATTACHMENT 2
          BRIGHTSTAR'S ASSIGNED ACCOUNTS FOR SALE OF MOTOROLA HANDSETS

[***]

[***]

CARRIER

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[***]

BRIGHTSTAR'S ASSIGNED ACCOUNTS FOR SALE OF MOTOROLA ACCESSORIES

CARRIERS
[***]

[***]            [***] Denotes Confidential Treatment Requested

                                 RETAIL ACCOUNTS
[***]

                                  ATTACHMENT 3

                                  POOL ACCOUNTS

[***]
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                                  ATTACHMENT 4

MOTOROLA LIMITED WARRANTY FOR PERSONAL COMMUNICATION PRODUCTS, ACCESSORIES AND SOFTWARE PURCHASED IN THE UNITED STATES OR CANADA

WHAT DOES THIS WARRANTY COVER? Subject to the exclusions contained below, Motorola, Inc. warrants its wireless telephones, pagers and consumer two-way radios that operate via Family Radio Service or General Mobile Radio Service ("Products"), Motorola-branded or certified accessories sold for use with these Products ("Accessories") and Motorola software contained on CD-Roms,or other tangible media and sold for use with these Products ("Software") to be free from defects in materials and workmanship under normal consumer usage for the period(s) outlined below. This limited warranty is a consumer's exclusive remedy, and applies as follows to new Motorola Products, Accessories and Software

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purchased by consumers in the United States or Canada, which are accompanied by this written warranty:

            PRODUCTS                          LENGTH OF
            COVERED                           COVERAGE                         EXCLUSIONS
----------------------------------------------------------------------------------------------------
A. PRODUCTS AND ACCESSORIES as      A. ONE (1) YEAR from the date     NORMAL WEAR AND TEAR. Periodic
defined above, unless               of purchase by the first          maintenance, repair and
otherwise provided for below.       consumer purchaser of the         replacement of parts due to
                                    product unless otherwise          normal wear and tear are
                                    provided for below.               excluded from coverage.

1. DECORATIVE ACCESSORIES AND       1. LIMITED LIFETIME WARRANTY      BATTERIES. Only batteries
CASES. Decorative covers,           for the lifetime of ownership     whose fully charged capacity
charged capacity fully              by the first consumer             falls below 80% of their rated
bezels, PhoneWrap(TM) covers        purchaser of the product.         capacity and batteries that
and cases.                                                            leak are covered by this
                                                                      limited warranty.

2. MONAURAL HEADSETS. Bar buds      2. LIMITED LIFETIME WARRANTY      ABUSE & MISUSE. Defects or
and boom headsets that              for the lifetime of ownership     damage that result from (a)
transmit mono sound through a       by me first consumer purchaser    improper operation, storage,
wired connection.                   of the product.                   misuse or abuse, accident or
                                                                      neglect, such as physical
                                    3. NINETY (90) DAYS from the      damage (cracks, scratches,
3. CONSUMER TWO-WAV RADIO           date of purchase by the first     etc.) to the surface of the
ACCESSORIES.                        consumer purchaser of the         product resulting from misuse;
                                    product.                          (b) contact with liquid,
                                                                      water, rain, extreme humidity
                                    4. THE BALANCE OF THE ORIGINAL    or heavy perspiration, sand,
                                    WARRANTY OR FOR NINETY (90)       dirt or the like, extreme
4. PRODUCTS AND ACCESSORIES         DAYS From the date returned to    heat, or food; (c) use of the
THAT ARE REPAIRED OR REPLACED.      the consumer, whichever is        Products or Accessories for
                                    longer.                           commercial purposes or
                                                                      subjecting the Product or
                                                                      Accessory to abnormal usage or
                                                                      conditions; or (d) other acts
                                                                      which are not the fault of
                                                                      Motorola, are excluded from
                                                                      coverage.



                                                                      USE OF NON-MOTOROLA PRODUCTS
                                                                      AND ACCESSORIES. Defects or
                                                                      damage that result from me use
                                                                      of Non-Motorola branded or
                                                                      certified Products,
                                                                      Accessories, Software or other
                                                                      peripheral equipment are
                                                                      excluded from coverage.

                                                                      UNAUTHORIZED SERVICE OR
                                                                      MODIFICATION. Defects or
                                                                      damages resulting from

                        MOTOROLA CONFIDENTIAL PROPRIETARY

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
                                                                      service, testing, adjustment,
                                                                      installation, maintenance,
                                                                      alteration, or modification.
                                                                      in any way by someone other
                                                                      than Motorola, or its
                                                                      authorized service centers,
                                                                      are excluded from coverage.

                                                                      ALTERED PRODUCTS. Products or
                                                                      Accessories with (a) serial
                                                                      numbers or date tags that have
                                                                      been removed, altered or
                                                                      obliterated; (b) broken seals
                                                                      or that show evidence of
                                                                      tampering; (c) mismatched
                                                                      board serial numbers; or (d)
                                                                      nonconforming or non-Motorola
                                                                      housings, or parts, are
                                                                      excluded form coverage.

                                                                      COMMUNICATION SERVICES.
                                                                      Defects, damages, or the
                                                                      failure of Products,
                                                                      Accessories or Software due to
                                                                      any communication service or
                                                                      signal you may subscribe to or
                                                                      use with the Products
                                                                      Accessories or Software is
                                                                      excluded from coverage.

B. SOFTWARE. Applies only to        B. NINETY (90) DAYS from the      SOFTWARE EMBODIED IN PHYSICAL
physical detects in the media       date of purchase.                 MEDIA. No warranty is made
that embodies the copy of the                                         that the software will meet
software (e.g. CD-ROM, or                                             your requirements or will work
floppy disk).                                                         in combination with any
                                                                      hardware or software
                                                                      applications provided by
                                                                      third parties, that the
                                                                      operation of the software
                                                                      products will be uninterrupted
                                                                      or error free, or that all
                                                                      defects in the software
                                                                      products will be corrected.

                                                                      SOFTWARE NOT EMBODIED IN
                                                                      PHYSICAL MEDIA. Software that
                                                                      is not embodied in physical
                                                                      media, (e.g. software that is
                                                                      downloaded from the internet),
                                                                      is provided "AS IS" AND
                                                                      WITHOUT WARRANTY.

WHO IS COVERED? This warranty extends only to the first consumer purchaser, and is not transferable.

                        MOTOROLA CONFIDENTIAL PROPRIETARY

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WHAT WILL MOTOROLA DO? Motorola, at its option, will at no charge repair, replace or refund the purchase price of any Products, Accessories or Software that does not conform to this warranty. We may use functionally equivalent reconditioned/refurbished/pre-owned or new Products, Accessories or parts. No data, software or applications added to your Product, Accessory or Software, including but not limited to personal contacts, games and ringer tones, will be reinstalled. To avoid losing such data, software and applications please create a back up prior to requesting service.

HOW TO OBTAIN WARRANTY SERVICE OR OTHER INFORMATION? To obtain service or information, please call:

USA         PHONES 1-800-331-6456         CANADA    ALL PRODUCTS 1-800-461-4575
            PAGERS 1-800-548-9954                        TTY 1-888-390-6456
        TWO-WAY RADIOS 1-800-353-2729
             TTY 1-888-390-6456

    For ACCESSORIES AND SOFTWARE, please call the telephone number designated above for the product with which they are used.

You will receive instructions on how to ship the Products, Accessories or Software, at your expense, to a Motorola Authorized Repair Center. To obtain service, you must include: (a) a copy of your receipt, bill of sale or other comparable proof of purchase; (b) a written description of the problem; (c) the name of your service provider, if applicable; (d) the name and location of the installation facility (if applicable) and, most importantly; (e) your address and telephone number.

WHAT OTHER LIMITATIONS ARE THERE? ANY IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE, SHALL BE LIMITED TO THE DURATION OF THIS LIMITED WARRANTY, OTHERWISE THE REPAIR REPLACEMENT, OR REFUND AS PROVIDED UNDER THIS EXPRESS LIMITED WARRANTY IS THE EXCLUSIVE REMEDY OF THE CONSUMER, AND IS PROVIDED IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OF IMPLIED. IN NO EVENT SHALL MOTOROLA BE LIABLE. WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) FOR DAMAGES IN EXCESS OF THE PURCHASE PRICE OF THE PRODUCT, ACCESSORY OR SOFTWARE, OR FOR ANY INDIRECT, INCIDENTAL SPECIAL OR CONSEQUIOTIAL DAMAGES OF ANY KIND. OR LOSS OR REVENUE OR PROFITS, LOSS OF BUSINESS, LOSS OF INFORMATION OR DATA, SOFTWARE OR APPLICATIONS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE ABILITY OR INABILITY TO USE THE PRODUCTS, ACCESSORIES OR SOFTWARE TO THE FULL EXTENT THESE DAMAGES MAY BE DISCLAIMED BY LAW.

SOME STATES AND JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF

                        MOTOROLA CONFIDENTIAL PROPRIETARY

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INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR LIMITATION ON THE LENGTH OF AN IMPLIED
WARRANTY, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS THAT VARY FROM STATE TO STATE OR FROM ONE JURISDICTION TO ANOTHER.

Laws in the United States and other countries preserve for Motorola certain exclusive rights for copyrighted Motorola software such as the exclusive rights to reproduce and distribute copies of the Motorola software. Motorola software may only be copied into, used in, and redistributed with, the Products associated with such Motorola software. No other use, including without limitation disassembly of such Motorola software or exercise of the exclusive rights reserved for Motorola, is permitted.

                                  ATTACHMENT 5
                                   ACCESSORIES

1. Sub-Sections l(e), l(f), and l(h) of Section 1 of me Agreement entitled "APPOINTMENT AS DISTRIBUTOR" shall not apply to the sale and distribution of accessories. The parties agree and acknowledge that Distributor's primary focus for the sale of Motorola accessories shall be to sell to those markets and distribution channels where Motorola has no direct sales presence. Consequently, Distributor agrees that if it should sell any Motorola accessory to any carrier customer that purchases cellular phones directly from Motorola, then such accessory sale by Distributor shall not be counted towards any marketing fund, accruals, and shall not be counted towards any of Distributor's minimum purchase obligations.

                        MOTOROLA CONFIDENTIAL PROPRIETARY

II. The distributor is, by contract, obligated to:

      1. Meet stated purchase minimums of Motorola accessories per quarter, as listed below. These minimums are exclusive of all products purchased by the carrier for the fulfillment of direct carrier-owned retail stores and/or carrier fulfillment programs.

              a. Bright Star...   [***]

            Failure to meet the purchase minimums in any quarter will result in potential forfeiture, of any accrued marketing funds. Cumulative results will also be considered with regard to contract status and MDF.

      2. Provide monthly sell through reports showing sales to all Carrier Direct customers of Motorola Original Accessories.

      3. Provide ongoing monthly, written forecasts 90 days in advance of CRSD. Purchase orders placed-45 days in advance of CRSD can be substituted for forecasts.

      4. Upon request, Brightstar will share current inventory levels as part of the CPFR Process.

      5. Drive business into markets/channels where there is no Motorola direct coverage (i,e. Carrier indirect stores, small and medium sized retail outlets, regional master agents, web fulfillment, Business-to-business sales, and Regional Carriers not mentioned in Attachment B.)

      6. Offer a value-added service between Motorola and the regional carrier/retailer/agent/dealer (i.e. training, POS displays, packaging, etc.)

      7. Have a sales support person responsible for Motorola accessory sales support at the distributor.

      8. Utilize MDF dollars earned to develop programs by distributors or jointly with Motorola. MDF is to be used for programs with Agents/Dealer, RSA's and assigned accounts, and not carrier-direct programs. MDF is designed to directly promotes the sales development of Motorola Original Accessories. These programs are to be developed by the

                        MOTOROLA CONFIDENTIAL PROPRIETARY

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            distributor and pre-approved by Motorola CPAD (Consumer Products and
            Accessory Division) in order to qualify for MDF reimbursement.

II. At the same time, the distributor is by contract, obligated NOT to engage in the following activities, or risk losing their status as a direct Motorola distributor.

      1. Sell Motorola Original Accessories into other regions outside the U.S. (Transship) without Motorola's consent which will not unreasonably be withheld.

      2. Purchase Motorola Original Accessories from any source other then Motorola, provided the item(s) are available through Motorola. (Grey Market)

III. Motorola offers the following support and incentive program:

            Distributor can earn market development funds (excluding all purchases for carrier direct fulfillment programs) according to the following scale:

Annual Sales Target of [***]


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
[***]

An additional potential [***] MDF, based on distributor's purchases (excluding all carrier direct fulfillment program purchases) are available through attainment of attachment rate targets by quarter as follows. Attachment rate is defined as total accessory net dollar Motorola shipments to distributor (excluding all shipments for carrier direct fulfillment programs) divided by total net Motorola phone unites shipments from Motorola to distributor in the same quarter.: Quarterly Attachment Rate

1. [***] per unit or higher.........  [***] MDF
2. [***] per unit or higher.........  [***] MDF

MDF is to be used by the distributor expressly for the sole purpose of promoting Motorola Original Accessories within the non-carrier direct channels in their markets these funds are accrued but not awarded without a claim form describing the program/promotion/advertising that was run. All MDF eligible programs must receive prior approval by Motorola. All distributions for MDF dollars must be claimed within 90 days of the closing quarter (Q2 allocation must be claimed before Q3 begins). Any unclaimed MDF dollars in the 90 days following the accrual will be lost, but not before Motorola's accessory sales representative contacts Brightstar to explain the earned MDF dollars and expiration timelines. Each quarterly goal is independent of the prior quarter.

In addition to the MDF program detailed above, distributor is also eligible to participate in the following programs:

1.    Access to Motorola marketing programs, such as the NFL.

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      2.    [***] Non-Return Warranty Credit. In lieu of Distributor returning defective product to Motorola for warranty reimbursement, Distributor is to keep any and all defective product and will receive a [***] trailing credit from Motorola to cover associated costs of replacing customer's defective accessories. Distributor understands that it may request the allocation of up to [***] additional accessory MDF, and Motorola may decide, in its reasonable discretion, to allow such allocation on a case by case basis.

      3.    Access to Motorola package support for custom packaging programs.

In addition, Motorola will hold a formal 90-day scorecard session with each distributor to review contractual obligations and review distributor progress against contractual minimum purchase targets, upcoming market development funds and usage.

                                  ATTACHMENT 6

WHEREAS, Distributor is aware that Motorola has a license from Qualcomm, Inc. ("Qualcomm") to integrate Binary Runtime Environment for Wireless ("BREW") technology into certain Motorola CDMA wireless devices being offered to Verizon; Wireless ("Verizon");

WHEREAS, Distributor as an authorized distributor of certain wireless products desires to purchase BREW Devices for resale to certain Verizon or Verizon authorized locations in the United States; and

WHEREAS, Motorola desires to sell such BREW Devices to Distributor;

NOW THEREFORE, the Parties hereto agree as follows:

1. Definitions.

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      a.    "BREW Device" means a complete end-user CDMA wireless device into which Motorola has integrated the Qualcomm BREW technology. For purposes of this Attachment, the term BREW Device is limited to the T720 and V60e.

      b.    [***]

2. With respect to Distributor's purchase of BREW Devices, Distributor hereby agrees to:

                  (1) only sell such BREW Devices to the Verizon or Verizon authorized locations in the United States as described in this Agreement;

                  (2)   [***]

                  (3)   [***]

3. [***]

4. Reports. Within 20 calendar days after the end of each quarter, Distributor shall provide Motorola with a written report, ("Report") in the form to be provided by Motorola that includes the number of BREW Devices shipped to Verizon of Verizon authorized locations in the United States for each month of the quarter. Motorola may make reasonable changes to the Report from time to time.

[***]

                        MOTOROLA CONFIDENTIAL PROPRIETARY

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[***]

                        MOTOROLA CONFIDENTIAL PROPRIETARY